List of subsidiaries of Plastec Technologies, Ltd. as of April 25, 2014

Name	Date of incorporation/ establishment	Place of incorporation/ registration and operation	Percentage of equity interest attributable to the Company	Principal activities

Allied Sun Corporation Limited 盟暉有限公司	August 20, 2008	Hong Kong	100%	Trading and investment holding

Broadway Industrial Holdings Limited	March 22, 2006	Hong Kong	100%	Trading and investment holding

Broadway Industries (Thailand) Co., Ltd.	August 2, 2011	Thailand	100%	Trading

Broadway (Macao Commercial Offshore) Company Limited (previously named Sun Line (Macao Commercial Offshore) Company Limited)	August 13, 2004	Macau	100%	Trading

Broadway Manufacturing Company Limited	August 17, 2005	BVI	100%	Property investment

Broadway Precision Co. Limited (previously named, Sun Luck Trading Limited) 百滙精密模具有限公司	March 18, 2010	Hong Kong	100%	Management services

Broadway Precision (Shenzhen) Co. Ltd. 百汇精密塑胶模具 (深圳)有限公司	August 3, 2012	PRC	100%	Manufacturing of plastic parts and utensils

Broadway Precision Industrial (Kunshan) Ltd. 昆山海汇精密模具工业 有限公司	August 26, 2008	PRC	100%	Manufacturing of plastic parts and utensils

Broadway Precision Technology Limited	April 28, 2011	Hong Kong	100%	Dormant

Broadway Precision Technology Ltd. 百汇精密科技有限公司 (previously named, Pan Sino International Limited)	February 8, 2011	BVI	100%	Trading and investment holding

Broadway Precision (Thailand) Co., Ltd.	May 10, 2012	Thailand	100%	Manufacturing of plastic parts and utensils

Dongguan Sun Chuen Plastic Products Co., Ltd. (“Dongguan Sun Chuen”) 东莞新川塑胶制品有限公司	December 8, 2004	PRC	100%	Manufacturing of plastic parts and utensils

List of subsidiaries of Plastec Technologies, Ltd. as of April 25, 2014

Plastec International Holdings Limited	February 18, 2004	BVI	100%	Investment holding

Source Wealth Limited 兆源有限公司	March 18, 2010	Hong Kong	100%	Investment holding

Sun Line Industrial Limited 新麗工業有限公司	April 27, 1993	Hong Kong	100%	Dormant

Sun Line Precision Industrial (Zhuhai) Ltd. 珠海新丽模具有限公司	October 10, 2008	PRC	100%	Dormant

Sun Line Precision Ltd. 新麗精密有限公司 (previously named, Fast Achieve Enterprises Ltd.)	March 10, 2004	BVI	100%	Trading and investment holding

Sun Line Services Limited 新麗管理有限公司	January 08, 2013	Hong Kong	100%	Management services

Sun Ngai Spraying and Silk Print Co., Ltd.	July 25, 1995	BVI	100%	Dormant

Sun Ngai Spraying and Silk Print (HK) Co., Limited 新藝噴油絲印（香港）有限公司	March 22, 2006	Hong Kong	100%	Dormant

Sun Terrace Industries Limited	March 2, 2004	BVI	100%	Investment holding

Viewmount Developments Limited 景峰發展有限公司	November 12, 2013	BVI	100%	Investment holding